Exhibit 10.2
                                                                    ------------

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "Agreement") is made and entered into on August 18, 2004, by and between Return on Investment Corporation, a corporation organized under the laws of the State of Delaware, with its principal place of business located at 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia (the "Company"), and the parties listed on the attached Exhibit A (collectively, the "Buyers;" individually, a "Buyer").

                                    RECITALS

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by (i) the provisions of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and (ii) Section 4(2) under the 1933 Act.

         B. The Buyers desire to purchase from the Company, and the Company desires to sell to the Buyers, for the amount and upon the terms and conditions stated in this Agreement, in a closing (the "Closing") as herein described, the following securities of the Company:

         (i) The Company's Subordinated Second Secured Convertible Promissory Notes, the form of which is attached as Exhibit B (collectively, the "Notes"), which may be converted into the Company's $0.01 par value common stock (the "Common Stock") and/or other securities on the terms and conditions set forth in the Notes. The aggregate principal amount of the Notes shall be One Million Five Hundred Thousand Dollars ($1,500,000), allocated among the Buyers as set forth on Exhibit A.

         (ii) As additional consideration for the Buyers' purchase of the Notes, the Company shall also issue to the Buyers certain warrants (the "Warrants") to purchase an aggregate of at least 500,000 shares of Common Stock at an exercise price as provided in the Warrants, which Warrants must be exercised (if at all) within five (5) years after the date of issuance. The Warrants shall be in the form attached as Exhibit C and shall be allocated among the Buyers as set forth on Exhibit A.

         Any Common Stock or other securities issuable pursuant to Section 5 of the Note shall be referred to herein as the "Conversion Shares." The Common Stock receivable upon exercise of the Warrants shall be referred to herein as the "Warrant Shares." The Notes, the Conversion Shares, the Warrants and the Warrant Shares may be collectively referred to herein as the "Securities."

         C. Contemporaneously with the execution and delivery of this Agreement, the Company is executing and delivering a Security Agreement (the "Security Agreement") in the form of the attached Exhibit D, pursuant to which the Company has agreed to secure its obligations under the Notes with a second-priority security interest in substantially all tangible and intangible assets (including intellectual property) owned by the Company (the "Collateral").

As additional security for the Company's obligations under the Notes, contemporaneously with the execution and delivery of this Agreement, Arol Wolford, the Company's President and Chief Executive Officer, is executing and delivering a Guaranty, Pledge and Security Agreement (the "Pledge Agreement") in the form attached as Exhibit E pursuant to which Mr. Wolford agrees to guaranty payment of the Notes and to secure that guaranty with a first-priority security interest in all shares of the Company which he owns.

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are also executing and delivering a Registration Rights Agreement (the "Registration Rights Agreement") in the form of the attached Exhibit F, pursuant to which the Company has, among other things, agreed to provide certain registration rights for the Warrant Shares under the 1933 Act and applicable state securities laws.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

         1. PURCHASE AND SALE OF THE SECURITIES.

         (a) Purchase. At the Closing, each Buyer agrees to purchase from the Company a Note in the principal amount shown on Exhibit A, and the Company agrees to sell such Note to the Buyer. The aggregate purchase price for the Notes shall be $1,500,000 (the "Purchase Price"), allocated among the Buyers in proportion to the principal amount of each Note. Out of the Purchase Price shall be paid (i) an aggregate of $23,750 in pre-paid interest (as provided in the Note), allocated among the Buyers in proportion to the principal amount of each Note, (ii) an aggregate origination fee of $30,000, allocated among the Buyers in proportion to the principal amount of each Note, and (iii) such other amounts as may be included in the Disbursement Instructions attached as Exhibit G (the "Disbursement Instructions"). The disbursements specified in the Disbursement Instructions (including disbursement to the Company of the remainder of the Purchase Price) shall be made on the Closing Date (as defined below).

         (b) The Closing. The date of the Closing (the "Closing Date") shall be August 18, 2004, or such other date as the parties may agree in writing. On or before the Closing Date, (i) the Purchase Price shall be delivered to the Escrow Agent (as defined in the Escrow Agreement in the form of the attached Exhibit H (the "Escrow Agreement")) and (ii) the Company shall deliver to the Escrow Agent on behalf of the Company the originals of this Agreement, the Notes, the Warrants, the Security Agreement, the Pledge Agreement, the Registration Rights Agreement, the Disbursement Instructions and the Escrow Agreement, each duly authorized and executed by the Company and/or any other parties thereto (other than the Buyers), together with such other items as may be required by this Agreement (collectively, the "Closing Documents").

         (c) Payment. The Buyers shall pay the Purchase Price by wire transfer of immediately available funds in United States Dollars, to be deposited into the Escrow Account


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

(as defined in the Escrow Agreement), against delivery to the Escrow Agent of the Closing Documents by the Company. At the Closing, the Escrow Agent shall be responsible for disbursement of the Purchase Price according to the Disbursement Instructions and delivery of the Closing Documents to the Buyers (with copies to the Company duly executed by the Buyers, where required), in each case in accordance with the terms of the Escrow Agreement.

         2. THE BUYERS' REPRESENTATIONS AND WARRANTIES. With respect to its purchase hereunder, each Buyer, severally and not jointly, represents and warrants to the Company, and agrees, as follows:

         (a) Investment Purposes; Compliance With 1933 Act. The Buyer is purchasing its Securities for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof. The Buyer is not purchasing its Securities for the purpose of covering short sale positions in the Common Stock established on or prior to the Closing Date. The Buyer agrees to offer, sell or otherwise transfer its Securities only (i) in accordance with the terms of this Agreement, the Buyer's Note and the Buyer's Warrant, as applicable, and (ii) pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and any other applicable securities laws. The Buyer does not by its representations in this Section 2(a) agree to hold its Securities for any minimum or other specific term. The Buyer understands that it shall be a condition to the issuance of its Conversion Shares and Warrant Shares that such shares be and are subject to the representations set forth in this Section 2(a).

         (b) Accredited Investor Status. The Buyer is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment made pursuant to this Agreement. The Buyer is aware that it may be required to bear the economic risk of the investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk.

         (c) Reliance on Exemptions. The Buyer understands that its Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of applicable federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements and covenants of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such Securities.

         (d) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask all questions of the Company as they have in their discretion deemed advisable. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to the investment made pursuant to this Agreement.

         (e) No Government Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has approved or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         (f) Transfer or Resale. The Buyer understands that: (i) except as provided in the Registration Rights Agreement, its Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold or otherwise transferred unless either (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion by counsel reasonably satisfactory to the Company, in form, scope and substance reasonably satisfactory to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration and (ii) neither the Company nor any other person is under any obligation to register the Buyer's Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, except as required by this Agreement or the Registration Rights Agreement).

         (g) Legend. Subject to Section 5(b) below, the Buyer understands that its Note, its Warrant and the stock certificates representing its Conversion Shares and Warrant Shares, will bear a restrictive legend (the "Legend") in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE "LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE APPLICABLE LAWS OR (II) AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE APPLICABLE LAWS.

         (h) Authorization; Enforcement. This Agreement, the Registration Rights Agreement, the Disbursement Instructions, the Security Agreement and the Escrow Agreement (collectively, the "Agreements") have been duly and validly authorized, executed and delivered by the Buyer and are each valid and binding agreements of the Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         3. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Buyers, and agrees, as follows:

         (a) Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. As used herein, "Material Adverse Effect" means any material adverse effect on the operations, properties or financial condition of the Company and its subsidiaries taken as a whole. The Common Stock is quoted on the OTC Bulletin Board under the symbol "ROIE." The Company has received no notice, either written or oral, with respect to the continued eligibility of the Common Stock for such quotation, the Company has maintained all requirements for the continuation of such quotation, and the Company does not reasonably anticipate that the Common Stock will be removed from the OTC Bulletin Board in the foreseeable future. The Company has complied, and will timely comply, with all requirements of the SEC, the National Association of Securities Dealers and the OTC Bulletin Board with respect to the issuance of the Securities.

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Agreements, to issue and sell the Securities in accordance with the terms thereof, and to perform its obligations under the Notes and the Warrants in accordance with their terms. The Company's execution, delivery and performance of the Agreements, the Notes and the Warrants, and its consummation of the transactions contemplated thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, its stockholders, or any other person or entity is required. The Agreements and, on the Closing Date, the Notes and the Warrants, have been duly and validly authorized, executed and delivered by the Company, and the Notes (when issued), the Warrants (when issued), and the Agreements constitute the valid and binding obligations of the Company enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         (c) Capitalization. As of June 30, 2004, the authorized capital stock of the Company consisted of 25,000,000 shares of Common Stock, of which 13,717,054 shares were issued and outstanding, and 500,000 shares of preferred stock, of which no shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and non-assessable. No shares of Common Stock are subject to preemptive rights or any other similar rights granted by the Company. As of the Closing Date, except as set forth in the attached Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever issued or agreed to by the Company relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities of the Company or any of its subsidiaries and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except as provided herein and in the Registration Rights Agreement). If requested by the Buyers, the Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws as in effect on the date hereof.

         (d) Issuance of Warrant and Conversion Shares. The Warrant Shares are all duly authorized and reserved for issuance, and in all cases upon issuance shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issuance thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Company. Upon issuance, the Conversion Shares shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issuance thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Company

         (e) Acknowledgment Regarding Buyers' Purchase of the Securities. Except as set forth on Schedule 3(e), (i) The Buyers are not acting as financial advisors to or fiduciaries of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and (ii) any statements made by the Buyers, or any of their representatives or agents, in connection with this Agreement and the transactions contemplated hereby are not to be construed as advice or a recommendation, are merely incidental to the Buyers' purchase of the Securities and have not been relied upon in any way by the Company, its officers or directors.

         (f) No Integrated Offering. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances which would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the 1933 Act and, specifically, in accordance with the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the 1933 Act, assuming the accuracy of the representations and warranties of the Buyers contained herein.

         (g) No Conflicts. Except as set forth in the attached Schedule 3(g), neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation, of any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, in the aggregate or individually, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted and, so long as the Buyers own any of the Securities, shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which neither singly or in the aggregate would have a Material Adverse Effect. Except as specifically contemplated by this Agreement or as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, individual or entity in order for it to execute, deliver and perform any of its obligations under the Agreements, the Notes or the Warrants in accordance with the terms thereof.

          (h) SEC Documents; Financial Statements. Except as disclosed on
Schedule 3(h) hereof, since March 31, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), with all of the foregoing that were filed prior to the date hereof and all exhibits included therein and all financial statements and schedules thereto and all documents (other than exhibits) incorporated by reference therein being hereinafter referred to as the "SEC Documents." The Company has delivered to the Buyers (to the extent requested by the Buyers) true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the applicable rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements (i) have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved except (A) as may be otherwise indicated in such financial statements or the notes thereto or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements and (ii) fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Taking into account the proposed sale of GO Software, Inc., no information provided by or on behalf of the Company to the Buyers pursuant to this Agreement, when considered as a whole, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Except as set forth in the financial statements of the Company included in the SEC Documents or in the attached Schedule 3(h), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, The SEC Documents contain a complete and accurate description of all material written and oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound which are required by the rules and regulations promulgated by the SEC to be disclosed (each a "Contract"). None of the Company, its subsidiaries or, to the Company's knowledge, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would, or with the lapse of time, the giving of notice, or both, have a Material Adverse Effect.

         (i) Absence of Certain Changes; Bankruptcy. Except as disclosed in the SEC Documents, since March 31, 2004, there has been no material adverse change or development in the business, properties, operation, financial condition or results of operations of the Company. The Company has not taken any steps, and does not currently have any reasonable expectation of taking any steps, to seek protection pursuant to any bankruptcy law, nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings.

         (j) Absence of Litigation. Except as set forth in the SEC Documents or set forth in the attached Schedule 3(j), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or governmental body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would be reasonably expected to have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

         (k) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries, nor any officer, director or other person acting on behalf of the Company or any subsidiary has, in the course of his, her or its actions for or on behalf of the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (l) Brokers; No General Solicitation. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement and the transactions contemplated hereby, other than as set forth in the attached
Schedule 3(l). The Company acknowledges that no broker or finder was involved with respect to the transactions contemplated hereby, other than as set forth in the attached Schedule 3(l). Neither the Company nor to the Company's knowledge, any other person or entity participating on the Company's behalf in the transactions contemplated hereby, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to the Securities.

         (m) Status of Assets. Except as described on Schedule 3(m), the Company has good and marketable title to each of the assets that is material to its business, free and clear of all liens, claims, restrictions and other encumbrances.


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

         (n) No Encumbrances on Shares. There are no pledges or hypothecations of, or other encumbrances on, any shares of the Company held as treasury shares or in an account pending issuance and, to the Company's knowledge after inquiry of Arol Wolford, Mr. Wolford has not pledged, hypothecated or otherwise encumbered any shares in the Company that he may own.

         (o) Validity of Pledge Agreement. To the Company's knowledge and based on the Company's understanding of relevant Georgia law, the Pledge Agreement constitutes a valid and binding obligation of Arol Wolford, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         4. COVENANTS OF THE PARTIES.

         (a) Best Efforts. Each party shall use its commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

         (b) Securities Laws. The Company shall timely file a Form D (and any other equivalent form or notice required by applicable state law) with respect to the Securities if and as required under Regulation D and applicable state securities laws and provide copies thereof to the Buyers upon their request. The Company shall, on or before the Closing Date, take all action necessary in order to sell the Securities to the Buyers in compliance with federal and applicable state securities laws, and shall provide written evidence of such action to the Buyers upon their request.

         (c) Reporting Status. So long as the Buyers beneficially own any of the Securities, the Company shall (i) file all reports required to be filed with the SEC pursuant to the 1934 Act and (ii) maintain its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would permit termination of such status.

          (d) Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance that number of shares of Common Stock which is sufficient to provide for the issuance of all of the Warrant Shares. Prior to complete exercise of the Warrants, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Buyers, except for a reduction proportionate to a reverse stock split which affects all shares of Common Stock equally.

         (e) Listing or Quotation. The Company shall promptly secure the listing of the Warrant Shares and the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance), and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Warrant Shares and the Conversion Shares as may exist from time to time under the terms of this Agreement and/or the Registration Rights Agreement. The Company shall at all times comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers and the OTC Bulletin Board or such national securities exchange or other market on which the Common Stock may then be quoted or listed, as applicable.

         (f) Prospectus Delivery Requirement. The Buyers understand that the 1933 Act requires delivery of a prospectus relating to the Conversion Shares and the Warrant Shares in connection with any sale thereof pursuant to a registration statement under the 1933 Act, and the Buyers shall comply with any applicable prospectus delivery requirements of the 1933 Act in connection with any such sale. The Company shall have the right to rely upon the Buyers' agreement contained in this Section 4(g); therefore, with respect to any resale of the Conversion Shares and the Warrant Shares by the Buyers pursuant to a registration statement, any certificate evidencing such Conversion Shares and Warrant Shares shall not contain a restrictive legend of any kind.

         (g) Intentional Acts or Omissions. No party shall intentionally perform or fail to perform any act that, if performed or omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

         (h) Expenses. At the Closing, the Company agrees to pay to, or at the direction of, the Buyers an amount equal to the attorney's fees and other expenses incurred by the Buyers in connection with the Buyers' due diligence investigation, document preparation and escrow for the transactions contemplated by this Agreement, including up to $7,500 as reimbursement for Buyers' representatives to visit the Company's headquarters if such representatives actually visit the headquarters.

         (i) Corporate Status; Taxes. The Company shall, so long as the Buyers hold any of the Securities, maintain its corporate existence in good standing and shall pay all taxes when due except for taxes it reasonably disputes.

         (j) Use of Proceeds. The Company shall apply the Purchase Price as follows: (i) to the costs of this transaction, (ii) approximately $350,000 for as payment for the GO Software payment gateway and (iii) the balance for working capital.

         (k) Restrictions on Debt and Debt Payments. Until such time as the Notes have been paid in full (i) the Company shall not make any payment on or with respect to any debt, except trade payables and payments to its Senior Lender, as defined in the Security Agreement, and (ii) the Company's total indebtedness to Buyers and its Senior Lender shall not exceed $3,250,000 (increasing to $3,500,000 upon the Company entering into a Letter of Intent with a qualified purchaser for the sale or other divestiture (whether by merger or otherwise) by the Company of all or substantially all of the stock or assets of GO Software, Inc.

         (l) Non-Disclosure of Non-Public Information.

         (i) After the closing, the Company shall in no event disclose non-public information to


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

any Buyer or its advisors or representatives unless, prior to such disclosure, the Company marks such information as "Non-Public Information - Confidential" and provides the Buyer and such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require a Buyer and its advisors and representatives to enter into a confidentiality agreement in a form reasonably satisfactory to the Company and the Buyer.

         (ii) Nothing herein shall require the Company to disclose non-public information to any Buyer or its advisors or representatives after the Closing. Notwithstanding anything herein to the contrary, the Company will immediately notify the Buyers, and any persons who may then be acting as underwriters to the Company, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by the Buyers and/or any other persons or entities), which, if not disclosed in the prospectus included in a registration statement to be filed pursuant to the Registration Rights Agreement, would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing herein shall be construed to mean that persons or entities other than the Buyers may not obtain non-public information in the course of conducting due diligence with respect to a registration statement, and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that, based upon such due diligence by such persons or entities, that such registration statement contains an untrue statement of a material fact or omits a material fact required to be stated in such registration statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         5. LEGEND; TRANSFER INSTRUCTIONS; RELATED MATTERS.

         (a) Transfer Agent Instructions. Promptly after receiving notice of exercise of a Warrant, and in any event no more than three (3) trading days after the Company's receipt of such notice of exercise, the Company shall instruct its transfer agent to issue certificates, registered in the name of the appropriate Buyer or its permitted nominee, for Warrant Shares in such amounts as are specified in such notice. All such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement to the extent required by applicable law and as specified in this Agreement or any documents referenced herein. The Company represents and warrants that (i) no instructions will be given by it to its transfer agent other than (A) the instructions referred to in this Section 5 and (B) any stop transfer instructions required to give effect to Section 2(f) hereof in the case of the Warrant Shares and (ii) the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement, the Warrants and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyers' obligations and agreement to comply with all applicable securities laws upon resale of the Warrant Shares. If a

Buyer (i) provides the Company with an opinion of counsel reasonably satisfactory to Company that registration by such Buyer of its Securities is not required under the 1933 Act in connection with a transfer request, (ii) transfers any of its Securities to an affiliate which is an accredited investor (in accordance with the provisions of this Agreement) or (iii) transfers any of its Securities in compliance with Rule 144, then, in each instance, the Company shall permit such transfer and, if applicable, promptly (and in all events within three (3) trading days) instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer.

         (b) Removal of Legend. Upon the transfer of a Security, the Legend shall be removed from any certificate for a Security, or a certificate for a Security shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (i) the resale of such Security is registered under the 1933 Act and such transfer is made pursuant to and in accordance with such registration statement, (ii) the holder of such Security provides the Company with an opinion by counsel reasonably satisfactory to the Company, that is in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such Security in the hand of the transferee will not be a "restricted security" as defined in Rule 144 promulgated under the 1933 Act ("Rule 144") or (iii) such holder provides the Company with assurances reasonably satisfactory to the Company and its counsel that such Security are being sold pursuant to Rule 144. Each Buyer agrees that its sale of its Securities, including those represented by a certificate from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement (with delivery of a prospectus in connection with such sale) or in compliance with an exemption from the registration requirements of the 1933 Act.

         (c) Exercise of Warrants. Each Buyer shall have the right to exercise its Warrant by delivering a Notice of Exercise as provided in the Warrant. Each date on which a Notice of Exercise is delivered to the Company in accordance with the provisions hereof shall be deemed an "Exercise Date." The Company will transmit the certificates representing the shares of Common Stock issuable upon exercise of the Warrant (along with a replacement Warrant representing the amount of said Warrant not so exercised, if applicable) to the Buyer or its designee via overnight courier within five (5) business days after the relevant Exercise Date (with respect to each exercise, the "Deadline"). Time is of the essence with respect to the requirements of the immediately preceding sentence.

         (d) Injunctive Relief for Breach. The Company acknowledges that a breach of its obligations under Sections 5(a), 5(b) and/or 5(c) above will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company agrees that the remedy at law for a breach of its obligations under such Sections would be inadequate and agrees that, in the event of a breach or threatened breach by the Company, the Buyers shall be entitled, in addition to all other remedies at law or in equity, to an injunction restraining any breach and requiring immediate issuance and/or transfer, without the necessity of showing economic loss and without any bond or other security being required.

         (e) Liquidated Damages for Non-Delivery of Certificates. In addition to the provisions of Section 5(d) above, the Company understands and agrees that any delay in the issuance of certificates beyond the Deadline will result in substantial economic loss and other damages to each applicable Buyer; provided that during the resolution of any dispute under Section 2(e) of the Warrant, the deadline as to those shares of Common Stock subject to such dispute shall be suspended. As partial compensation to each such Buyer for such loss, the Company agrees to pay liquidated damages (which the Company acknowledges is not a penalty) to each such Buyer for issuance and delivery of the certificates after the Deadline, in accordance with the following schedule (where "No. of Business Days Late" is defined as the number of business days beyond five (5) business days from the date of delivery by the Buyer to the Company of a Notice of Exercise or, if later, from the date on which all other necessary documentation duly executed and in proper form required for exercise of the Warrant has been delivered to the Company, but only if such necessary documentation has not been delivered to the Company within the five (5) business day period after the delivery to the Company of the Notice of Exercise):

         No. of Business Days Late         Liquidated Damages (in US$)
         -------------------------         ---------------------------

                  1                                 $300
                  2                                 $400
                  3                                 $500
                  4                                 $600
                  5                                 $700
                  6                                 $800
                  7                                 $900
                  8                                 $1,000
                  9                                 $1,250
                  10                                $1,500
                  11+                               $1,750 + $1,000 for
                                                    each Business Day Late
                                                    beyond 11 days

         Subject to each Buyer's right, in its sole discretion, to add accrued liquidated damages on to the principal amount of its Note (as provided in the Note), the Company shall pay the applicable Buyer any liquidated damages incurred under this Section 5(e) by certified or cashier's check upon the earlier of (i) the issuance to such Buyer of the certificates with respect to which the damages accrued or (ii) each monthly anniversary of the receipt by the Company of such Buyer's Notice of Exercise, as the case may be. Nothing herein shall limit a Buyer's right to pursue actual damages for the Company's failure to issue and deliver certificates to the Buyer in accordance with the terms of this Agreement or for breach by the Company of this Agreement.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to sell the Notes and the Warrants at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (a) The Buyers shall have (i) executed the Agreements (to the extent required thereby) and (ii) delivered such documents or signature pages thereof (via facsimile or as otherwise provided in the Escrow Agreement), together with such other items as may be required by this Agreement, to the Escrow Agent.

         (b) The Buyers shall have delivered to the Escrow Agent on behalf of the Company the Purchase Price by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Escrow Agent.

         (c) The representations and warranties of the Buyers in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

         (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or issued by any court or governmental authority of competent jurisdiction or any self- regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

         7. CONDITIONS TO THE BUYERS' OBLIGATION TO PURCHASE. The obligation of the Buyers to purchase the Notes and Warrants is subject to the satisfaction, on or before the Closing Date, of each of the following conditions; provided, however, that these conditions are for the sole benefit of the Buyers and may be waived by the Buyers at any time in its sole discretion:

         (a) The Company shall have (i) executed the Agreements and (ii) delivered such documents and the Pledge Agreement or signature pages thereof (via overnight delivery or as otherwise provided in the Escrow Agreement), together with such other items as may be required by this Agreement, to the Escrow Agent.

         (b) The Company shall have issued and have duly executed by the authorized officers of the Company, and delivered to the Escrow Agent on behalf of the Buyers, the original Notes and Warrants (via overnight delivery or as otherwise provided by the Escrow Agreement).

         (c) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date made and as of Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyers may require a certificate, executed by the Chief Executive Officer of the Company and dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers.

         (d) The Common Stock shall be authorized for quotation on the OTC Bulletin Board (or listing on a national securities exchange or other market) and trading in the Common Stock on such market shall not have been suspended by the SEC or other relevant regulatory agency.

         (e) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or issued by any court or governmental authority of competent jurisdiction or any self- regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

         8. GOVERNING LAW; MISCELLANEOUS.

         (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. Service of process in any civil action relating to or arising out of this Agreement (including all Exhibits or Schedules or any addenda hereto) or the transactions contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered to the Escrow Agent.

         (c) Headings; Interpretation. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of this Agreement. As used herein, the masculine shall refer to the feminine and neuter, and vice versa, as the context may require. As used herein, unless the context clearly requires otherwise, the words "herein," "hereunder" and "hereby," shall refer to this entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls on a Saturday, Sunday or public or legal holiday, the date shall be construed to mean the next business day following such Saturday, Sunday or public or legal holiday. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday or public or legal holiday. Each party intends that this Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

         (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (e) Entire Agreement; Amendments. This Agreement and the documents referenced herein (which are incorporated herein by reference) contain the entire understanding of the parties with respect to the matters covered herein and supercede all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. Except as specifically set forth herein, neither the Company nor any of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. No delay or omission of either party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

         (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by U. S. Mail or delivered personally or by overnight courier or via facsimile (if via facsimile, to be followed within one (1) business day by an original of the notice document via overnight courier) and shall be effective (i) five (5) days after being placed in the mail, if mailed, certified or registered, return receipt requested, (ii) upon receipt, if delivered personally or (iii) one (1) day after facsimile transmission or delivery to a courier service for overnight delivery, in each case properly addressed to the party to receive the same. The addresses for such communications shall be as follows:

If to the Company:         Return on Investment Corporation
                           1825 Barrett Lakes Boulevard, Suite 260
                           Kennesaw, Georgia 30144
                           Telephone: (770) 517-4750
                           Facsimile: (770) 517-4760
                           Attention: Sherwin Krug

If to the Buyers:          As shown on the attached Exhibit A

         Each party shall provide written notice to the other party of any change in address.

         (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld) and, in any event, any assignee of a Buyer shall be an accredited investor (as defined in Regulation
D), in the written opinion of counsel who is reasonably satisfactory to the Company and in form, substance and scope reasonably satisfactory to the Company. Notwithstanding the foregoing, if applicable, a Buyer may assign its rights hereunder to any of its "affiliates," as that term is defined in Rule

405 of the 1933 Act, without the consent of the Company; provided, however, that
(i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such affiliate and (ii) no such assignment shall be made unless it is made in accordance with any applicable securities laws. Any request for consent to an assignment made hereunder by a Buyer shall be accompanied by a legal opinion in form, substance and scope reasonably satisfactory to the Company that such assignment is proper under applicable law. Notwithstanding anything herein to the contrary, the Buyers may pledge all or any part of their Securities as collateral for a bona fide loan pursuant to a security agreement with a third party lender, and such pledge shall not be considered an assignment in violation of this Agreement so long as it is made in compliance with all applicable laws.

         (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (i) Survival. Unless this Agreement is terminated under Section 8(l) below, the representations and warranties of the Company and the Buyers contained herein, and the agreements and covenants set forth herein, shall survive the Closing.

         (j) Publicity. The Company and the Buyers shall have the right to review, before issuance by the other, any press releases or other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without prior consultation with or approval of the Buyers, to make any press release or other public disclosure with respect to such transactions that is required by applicable law or regulations.

         (k) Further Assurance. Each party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (l) Termination. In the event that the Closing shall not have occurred on or before August 18, 2004, this Agreement may be terminated at any time thereafter by written notice from one party to the others. Such termination shall not be the sole remedy for a breach of this Agreement by the non-breaching party, and each party shall retain all of its rights hereunder at law or in equity. Notwithstanding anything herein to the contrary, a party whose breach of a covenant or representation and warranty or failure to satisfy a condition prevented the Closing shall not be entitled to terminate this Agreement.

         (m) Remedies. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and that any other remedy that would otherwise be available to such party at law or in equity shall also be available. The parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies.

         (n) Attorney's Fees. If any party to this Agreement shall bring any action for relief against the other arising out of or in connection with this Agreement, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney's fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations,
(iv) discovery and (v) bankruptcy litigation.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Agreement to be duly executed by their respective authorized persons on the date first written above.

                                           The Company:

                                           RETURN ON INVESTMENT CORPORATION

                                           By: /s/ Arol Wolford
                                               ---------------------------------
                                               President

                                           By: /s/ Charles McRoberts
                                               ---------------------------------
                                               Assist. Secretary

                                           The Buyers:

                                           OCEANUS VALUE FUND, L.P.
                                           By: Oceanus Asset Management, L.L.C.,
                                               General Partner

                                           By: /s/ John C. Talsche
                                               ---------------------------------
                                           Name:  John C. Talsche
                                           Title: Member

                                           R CAPITAL II, LTD.

                                           By: /s/ Robert G. Gephardt
                                               ---------------------------------
                                           Name:  Robert G. Gephardt
                                           Title: Executive Vice President

                                           GRANITE HILL CAPITAL VENTURES LLC

                                           By: /s/ Shailesh J. Mehta
                                               ---------------------------------
                                           Name: Shailesh J Mehta
                                           Title: President

                                           OM CAPITAL, LLC

                                           By: /s/ Niranjan Bhambhani
                                               ---------------------------------
                                           Name:  Niranjan Bhambhani
                                           Title: President


                                           /s/ Todd Selix Blankfort
                                           -------------------------------------
                                           TODD SELIX BLANKFORT


                                           /s/ Christopher W. Allick
                                           -------------------------------------
                                           CHRISTOPHER W. ALLICK

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A        List of the Buyers
Exhibit B        Form of Note
Exhibit C        Warrant to Purchase Common Stock
Exhibit D        Security Agreement
Exhibit E        Guaranty, Pledge and Security Agreement
Exhibit F        Registration Rights Agreement
Exhibit G        Disbursement Instructions
Exhibit H        Escrow Agreement

Schedule 3(c)
Schedule 3(e)
Schedule 3(g)
Schedule 3(h)
Schedule 3(j)
Schedule 3(l)
Schedule 3(m)

                                    EXHIBIT A


                                                              NUMBER OF
NAME AND ADDRESS OF THE BUYERS              NOTE PRINCIPAL    WARRANT SHARES
------------------------------              --------------    --------------

Oceanus Value Fund, L.P.                    $500,000          166,667
225 North Market Street, Suite 220
Wichita, Kansas 67202
Telephone: (316) 262-8874
Facsimile: (316) 267-0204
Attention: John C. Tausche

R Capital II, Ltd                           $500,000          166,667
1600 Terminal Tower
50 Public Square
Cleveland, OH 44113
Telephone: (216) 416-3452
Facsimile:   (216) 575-1395
Attention: Bob Gephardt


Christopher W. Allick                       $225,000          75,000
303  Vista Linda Drive
Mill Valley, California 94941
Telephone: (415) 383-7563
Facsimile:   (415) 677-9505
Attention: Christopher W. Allick

Granite Hill Ventures LLC                   $125,000          41,666
401 El Cerrito Avenue
Hillsborough, California 94010
Telephone: (415) 810-4405
Facsimile:   (650) 618-1766
Attention: Shailesh Mehta

OM Capital. LLC                             $125,000          41,666
1004 Sanibel Drive
Hollywood, Florida 33019
Telephone: (954) 458-7134
Facsimile:   (954) 458-7134
Attention: Neil Bhambani

Todd Selix Blankfort                        $25,000           8,334
126 Stanford Avenue
Mill Valley, California 94941
Telephone: (415) 388-3218
Facsimile:   (415) 677-9505
Attention: Todd Blankfort